FOR IMMEDIATE RELEASE
29903 Agoura Road, Agoura Hills, California 91301 Telephone: 818 871-5000 Fax: 818 871-7400	Julie MacMedan THQ/Investor & Media Relations 818/871-5125

THQ REPORTS FISCAL 2011 SECOND QUARTER RESULTS IN LINE WITH GUIDANCE
-- Holiday Quarter Marks Beginning of Robust Multi-Year Product Pipeline --

AGOURA HILLS, Calif. - November 3, 2010 - THQ Inc. (NASDAQ: THQI) today reported financial results for the fiscal 2011 second quarter ended September 30, 2010, in line with the company's guidance.
For the fiscal second quarter ended September 30, 2010, THQ reported net sales of $77.1 million, compared with $101.3 million in the prior-year period. On a non-GAAP basis, for the three months ended September 30, 2010, the company reported net sales of $70.4 million, compared with $100.4 million a year ago.
For the three months ended September 30, 2010, the company reported a net loss of $47.0 million, or $0.69 per share, compared with a net loss of $5.6 million, or $0.08 per share, in the prior-year period. On a non-GAAP basis, for the three months ended September 30, 2010, the company reported a net loss of $40.6 million, or $0.60 per share, compared with a non-GAAP net loss of $25.2 million, or $0.37 per share, in the prior-year period.
A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.
THQ President and CEO Brian Farrell said, “This holiday begins the consistent flow of quality products that we've been investing in over the past two years. Our December quarter will be led by WWE® SmackDown® vs. Raw® 2011 and our new uDraw™GameTablet™. Key releases for our March quarter include our new core game franchise Homefront™ as well as WWE® All Stars™, UFC® Personal Trainer™ and de Blob® 2.”
Farrell added, “We continue to invest in our long-term product pipeline, with the recent eight-year extension of our UFC® relationship, and the planned addition of Patrice Désilets to our growing team of talented artists creating new intellectual properties for THQ. Our goal this fiscal year continues to be to position THQ for significant growth in fiscal 2012 and beyond, with high quality core games such as Red Faction® Armageddon™, Warhammer® 40,000®: Space Marine®, and the next installment of our Saints Row® franchise scheduled for release in fiscal 2012. We continue to execute on our strategy of integrating a digital component into all of our key franchises, including downloadable content and games on the iPhone, iPad, Facebook, Xbox LIVE Arcade and PlayStation® Network."
Fiscal 2011 Second Quarter Highlights and Recent Developments

•
On August 17, 2010, THQ unveiled its new uDraw GameTablet, a first-of-its-kind, innovative new gaming accessory developed by THQ for the Wii™. The uDraw GameTablet is scheduled to hit U.S. retail store shelves on November 14, 2010.

•
On October 19, 2010, THQ announced its plans for talented game developer Patrice Désilets, creative director on the Assassin's Creed franchise, to join the company next summer to form a new THQ-owned development studio in Montreal, Quebec, with the purpose of creating new intellectual properties.

•
On October 19, 2010, THQ announced that it extended its exclusive, worldwide agreement with Zuffa, LLC to publish videogames and social and mobile applications based on the Ultimate Fighting Championship® brand through 2018.

•
On October 18, 2010, the company announced a new multi-year licensing agreement with Nickelodeon, granting THQ the worldwide rights to continue to develop and publish video games based on the highly popular SpongeBob™ SquarePants™ franchise.

Business Outlook
Fiscal Year Ending March 31, 2011
The company expects to report non-GAAP fiscal 2011 net sales in the range of $825 - $855 million and a non-GAAP loss per share in the range of $0.10 - $0.20 for the full year.
Fiscal Third Quarter Ending December 31, 2010
THQ expects to report non-GAAP fiscal 2011 third quarter net sales in the range of $300 - $315 million, and non-GAAP earnings per share in the range of $0.20 - $0.30, before applying the "if converted" method of calculating EPS, and $0.19 - $0.27 after applying the "if converted" method of calculating EPS.
Fiscal Fourth Quarter Ending March 31, 2011
THQ expects to report non-GAAP fiscal 2011 fourth quarter net sales in the range of $295 - $310 million, and non-GAAP earnings per share in the range of $0.35 - $0.45, before applying the "if converted" method of calculating EPS, and $0.31 - $0.40 after applying the "if converted" method of calculating EPS.
The "if converted" method of calculating EPS should be applied in any quarter with net income of at least $8 million and in any full year with net income of at least $32 million.
Non-GAAP Financial Measures
In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•	stock-based compensation expense,

•	the impact of certain deferred revenue and related costs,

•	business realignment expense,

•	other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on investments, and

•	material litigation settlements, charges and benefits.
For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.
THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:
Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.
Deferred Revenue/Costs. The company recognizes the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period. Although the company defers the recognition of all or a portion of its net revenue and costs with respect to these titles, there is no impact to its operating cash flow. THQ's management excludes the impact of deferred net revenue and costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.
Business Realignment Expense. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.
Fiscal Periods
Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. Our fiscal 2011 second quarter ended on October 2, 2010. Our fiscal 2010 second quarter ended on September 26, 2009. The fiscal three month periods ended September 30, 2010 and 2009 consisted of 13 weeks.
Investor Conference Call
THQ will host a conference call to discuss fiscal 2011 second quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 17900312 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through November 5, 2010, by dialing 800.642.1687, domestic, or 706.645.9291, international, conference ID 17900312.
About THQ
THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com. THQ, de Blob , Homefront, Red Faction Armageddon, Saints Row, uDraw, uDraw GameTablet and their respective logos are trademarks and/or registered trademarks of THQ Inc.
Microsoft, Xbox, Xbox 360, Xbox LIVE, the Xbox logos, and the Xbox LIVE Arcade logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.
“PlayStation” is a registered trademark of Sony Computer Entertainment Inc.
Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.
All other trademarks are property of their respective owners.
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company's expectations for the third and fourth quarters and full fiscal year ending March 31, 2011, and for the company's product releases in future periods. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management's beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2010, and particularly the discussion of risk factors that may affect results of operations set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #
(Tables Follow)

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$77,053	$101,290	$226,432	$344,791

Cost of sales:
Product costs	35,003	38,975	95,706	118,904
Software amortization and royalties	21,162	24,191	54,515	69,227
License amortization and royalties	9,583	(9,049)	30,473	23,490
Total cost of sales	65,748	54,117	180,694	211,621

Gross profit	11,305	47,173	45,738	133,170
Operating expenses:
Product development	17,900	19,304	34,375	41,462
Selling and marketing	24,023	19,028	57,649	57,471
General and administrative	11,878	14,055	23,722	30,633
Restructuring	(161)	870	7	2,522
Total operating expenses	53,640	53,257	115,753	132,088

Operating income (loss)	(42,335)	(6,084)	(70,015)	1,082
Interest and other income (expense), net	(3,991)	290	(5,581)	349
Income (loss) before income taxes	(46,326)	(5,794)	(75,596)	1,431
Income taxes	659	154	1,499	1,154
Net income (loss) prior to alloction of noncontolling interest	(46,985)	(5,948)	(77,095)	277
Loss attributable to noncontrolling interest	—	378	—	562
Net income (loss) attributable to THQ Inc.	$(46,985)	$(5,570)	$(77,095)	$839

Earnings (loss) per share attributable to THQ Inc. - basic	$(0.69)	$(0.08)	$(1.14)	$0.01

Earnings (loss) per share attributable to THQ Inc. - diluted	$(0.69)	$(0.08)	$(1.14)	$0.01

Shares used in per share calculation - basic	67,813	67,462	67,779	67,466
Shares used in per share calculation - diluted	67,813	67,462	67,779	67,745

THQ Inc. and Subsidiaries
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) (a)
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Net sales	$77,053	$101,290	$226,432	$344,791
Changes in deferred net revenue	(6,658)	(909)	4,232	(10,511)
Non-GAAP net sales	$70,395	$100,381	$230,664	$334,280

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Operating income (loss)	$(42,335)	$(6,084)	$(70,015)	$1,082
Non-GAAP adjustments affecting operating income (loss):
JAKKS preferred return rate reduction (b)	—	(24,221)	—	(24,221)
Change in deferred net revenue	(6,658)	(909)	4,232	(10,511)
Change in deferred cost of sales (c)	1,075	102	(179)	5,281
Business realignment expenses (c)	(161)	352	7	2,828
Stock-based compensation and related costs (c)	1,829	768	4,357	3,702
Total non-GAAP adjustments affecting operating income (loss)	(3,915)	(23,908)	8,417	(22,921)
Non-GAAP operating loss	$(46,250)	$(29,992)	$(61,598)	$(21,839)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Net income (loss) attributable to THQ Inc.	$(46,985)	$(5,570)	$(77,095)	$839
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating income (loss)	(3,915)	(23,908)	8,417	(22,921)
Gain on sale of investments (d)	—	(152)	—	(640)
Mark-to-market adjustments on investments (e)	2,524	(234)	2,524	(95)
Interest and other income, net	—	(63)	—	(63)
Income tax adjustments (f)	7,817	4,678	11,197	4,498
Non-GAAP net loss	$(40,559)	$(25,249)	$(54,957)	$(18,382)

Non-GAAP loss per share - diluted (g)	$(0.60)	$(0.37)	$(0.81)	$(0.27)
___________________
Notes:

(a)	See explanation above regarding the Company's practice on reporting non-GAAP financial measures.

(b)	Represents the one-time reduction in accrued joint venture partner expense resulting from the settlement of the preferred return rate with JAKKS Pacific.

(c)	See table below for further detail related to income statement classification of these adjustments.

(d)	Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(e)
Mark-to-market adjustments, including the impact of changes in foreign currency rates, related to certain of our available-for-sale investment securities; these amounts are recorded in “Accumulated other comprehensive income,” a component of stockholders' equity, on our balance sheet until realized.  Adjustment also may include unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS; this amount is recorded in “Interest and other income, net.”

(f)	For non-GAAP purposes, the Company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(g)
Non-GAAP loss per share - diluted has not been calculated using the “if-converted” method relative to the Convertible Senior Notes (Notes) issued in August 2009 as their inclusion would have been anti-dilutive.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Change in deferred cost of sales:
Change in deferred product costs	$119	$(51)	$467	$2,693
Change in deferred software amortization and royalties	—	153	—	2,588
Change in deferred license amortization and royalties	956	—	(646)	—
Total change in deferred cost of sales	$1,075	$102	$(179)	$5,281

Business realignment expenses:
Product development	$—	$(508)	$—	$(253)
Selling and marketing	—	4	—	497
General and administrative	—	(14)	—	62
Restructuring	(161)	870	7	2,522
Total business realignment expenses	$(161)	$352	$7	$2,828

Stock-based compensation and related costs:
Cost of sales - software amortization and royalties (a)	$548	$830	$819	$1,367
Product development (a)	(118)	(265)	623	322
Selling and marketing (a)	318	(33)	676	64
General and administrative (a)	1,081	236	2,239	1,949
Total stock-based compensation and related costs	$1,829	$768	$4,357	$3,702

___________________
Notes:

(a)
Stock-based compensation expense for the three and six months ended September 30, 2009 is net of the impact of the reversal of a portion of payroll tax accruals established in fiscal 2007 during our historical stock option grant investigation.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	September 30, 2010	March 31, 2010
ASSETS
Cash, cash equivalents and short-term investments	$122,763	$271,319
Short-term investments, pledged	—	22,774
Accounts receivable, net of allowances	10,511	41,318
Inventory	21,234	13,970
Licenses	74,998	56,555
Software development	170,271	132,223
Deferred income taxes	7,297	5,590
Income taxes receivable	1,067	4,914
Prepaid expenses and other current assets	40,347	13,864
Total current assets	448,488	562,527
Property and equipment, net	31,038	28,374
Licenses, net of current portion	95,436	83,752
Software development, net of current portion	53,802	26,792
Deferred income taxes	433	433
Long-term investments	1,892	1,851
Other long-term assets, net	12,271	10,600
TOTAL ASSETS	$643,360	$714,329

LIABILITIES AND EQUITY
Accounts payable	$59,167	$40,305
Accrued and other current liabilities	141,677	137,332
Secured credit line	—	13,249
Total current liabilities	200,844	190,886
Other long-term liabilities	82,856	98,825
Convertible senior notes	100,000	100,000
Total liabilities	383,700	389,711
Total THQ Inc. stockholders' equity	259,660	324,355
Noncontrolling interest	—	263
Total equity	259,660	324,618
TOTAL LIABILITIES AND EQUITY	$643,360	$714,329

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended GAAP				Six Months Ended GAAP
Platform Revenue Mix	September 30, 2010		September 30, 2009		September 30, 2010		September 30, 2009
Consoles
Microsoft Xbox 360	$14,260	18.5%	$21,698	21.4%	$58,773	26.0%	$119,152	34.5%
Nintendo Wii	13,011	16.9	9,359	9.2	32,171	14.2	22,652	6.6
Sony PlayStation 3	12,279	15.9	17,467	17.3	59,733	26.4	95,734	27.8
Sony PlayStation 2	1,903	2.5	8,189	8.1	6,606	2.9	14,890	4.3
Other	—	—	—	—	—	—	5	—
	41,453	53.8	56,713	56.0	157,283	69.5	252,433	73.2
Handheld
Nintendo Dual Screen	17,246	22.4	19,842	19.6	36,912	16.3	39,862	11.6
Sony PlayStation Portable	6,862	8.9	7,585	7.5	11,203	4.9	12,618	3.7
Wireless	1,499	1.9	2,779	2.7	3,088	1.4	6,974	2.0
	25,607	33.2	30,206	29.8	51,203	22.6	59,454	17.3

PC	9,993	13.0	14,371	14.2	17,946	7.9	32,904	9.5
Total net sales	$77,053	100.0%	$101,290	100.0%	$226,432	100.0%	$344,791	100.0%

Geographic Revenue Mix
Domestic	$45,253	58.7%	$56,471	55.8%	$146,388	64.6%	$218,785	63.5%
Foreign	31,800	41.3	44,819	44.2	80,044	35.4	126,006	36.5
Total Net Sales	$77,053	100.0%	$101,290	100.0%	$226,432	100.0%	$344,791	100.0%

	Three Months Ended Non-GAAP					Six Months Ended Non-GAAP
Platform Revenue Mix	September 30, 2010			September 30, 2009		September 30, 2010		September 30, 2009
Consoles
Microsoft Xbox 360	$10,996	15.6%		$21,634	21.5%	$61,211	26.5%	$119,104	35.6%
Nintendo Wii	13,011	18.5		9,359	9.3	32,171	13.9	22,652	6.8
Sony PlayStation 3	8,953	12.7		17,364	17.3	61,747	26.8	87,520	26.2
Sony PlayStation 2	1,903	2.7		8,190	8.2	6,606	2.9	14,891	4.4
Other	—	—		—	—	—	—	5	—
	34,863	49.5		56,547	56.3	161,735	70.1	244,172	73.0
Handheld
Nintendo Dual Screen	17,246	24.5		19,842	19.8	36,912	16.0	39,862	11.9
Sony PlayStation Portable	6,862	9.8		7,585	7.5	11,203	4.9	12,618	3.8
Wireless	1,499	2.1		2,779	2.8	3,088	1.3	6,974	2.1
	25,607	36.4		30,206	30.1	51,203	22.2	59,454	17.8

PC	9,925	14.1		13,628	13.6	17,726	7.7	30,654	9.2
Total net sales	$70,395	100.0%		$100,381	100.0%	$230,664	100.0%	$334,280	100.0%

Geographic Revenue Mix
Domestic	$41,111	58.4%	—	$55,455	55.2%	$149,137	64.7%	$214,262	64.1%
Foreign	29,284	41.6		44,926	44.8	81,527	35.3	120,018	35.9
Total Net Sales	$70,395	100.0%		$100,381	100.0%	$230,664	100.0%	$334,280	100.0%